Exhibit 10.1

Execution Version

AMENDMENT AND SUPPLEMENT TO THE
CREDIT AGREEMENT

Dated as of [                       ], 2012

AMENDMENT AND SUPPLEMENT TO THE CREDIT AGREEMENT (the “Supplement”) among CHEMTURA CORPORATION, a Delaware corporation (the “Borrower”), the banks, financial institutions and other institutional lenders parties hereto and BANK OF AMERICA, N.A., as administrative agent (the “Agent”).

PRELIMINARY STATEMENTS:

(1)           The Borrowers, the banks, financial institutions and other institutional lenders parties thereto and the Agent have entered into a Senior Secured Term Facility Credit Agreement dated as of August 27, 2010 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Credit Agreement”).  Capitalized terms not otherwise defined in this Supplement have the same meanings as specified in the Credit Agreement.

(2)           The Borrower has requested that the Incremental Lenders (as defined below) provide to the Borrower Incremental Advances (as defined below) pursuant to Section 2.18 of the Credit Agreement on the Incremental Advance Effective Date (as defined below), in an aggregate principal amount of $125,000,000 in the aggregate, having substantially identical terms with, and having the same rights and obligations under the Credit Agreement as, the outstanding Advances.

(3)           The Borrower has further requested that the Required Lenders agree to amend certain provisions of the Credit Agreement, as hereinafter set forth.

SECTION 1.           Incremental Facility Amendments.  The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4, hereby amended as follows:

(a)   Section 1.01 of the Credit Agreement is hereby amended by inserting the following defined terms in the appropriate alphabetical positions:

“Incremental Advance” means an Advance made pursuant to Section 2.01(a)(ii).  For the avoidance of doubt, each Incremental Advance shall constitute an Advance hereunder.

“Incremental Advance Effective Date” means the date of satisfaction of the conditions precedent to effectiveness set forth in Section 4 of Supplement No. 1 to this Agreement.

“Incremental Commitment” means, as to each Incremental Lender, its obligation to make Incremental Advances pursuant to Section 2.01(a)(ii) in an aggregate principal

Chemtura Incremental Supplement

amount not to exceed  the amount set forth opposite such Lender’s name on Schedule 2.01(a)(ii) under the caption “Incremental Commitment”.

“Incremental Facility” means, at any time, the aggregate principal amount of the Incremental Advances of all Incremental Lenders outstanding at such time. For the avoidance of doubt, the Incremental Facility shall constitute a portion of the Term Facility hereunder.

“Incremental Lender” means, at any time, any Lender that has an Incremental Commitment or an Incremental Advance at such time.

“Supplement No. 1” means the Amendment and Supplement to this Agreement, dated as of [                          ], 2012, among the Borrower, the Incremental Lenders party thereto, the Administrative Agent and the other Lenders party thereto.

(b)   Section 1.01 of the Credit Agreement is hereby further amended as follows:

(i)            The definition of “Term Facility” is amended by inserting at the end thereof immediately after the period the following sentence: “For the avoidance of doubt, the Incremental Facility shall constitute a portion of the Term Facility hereunder.”

(ii)           The definition of “Loan Documents” is amended by inserting immediately prior to the “and” and following clause (viii) thereof the phrase “, (ix) Supplement No. 1 and each Incremental Commitment supplement” and redesignating current clause (ix) as clause “(x)”.

(iii)          The definition of “Advance” is amended by inserting at the end thereof immediately before the period the phrase “and includes the Incremental Advances made pursuant to Section 2.01(a)(ii).”

(c)           Section 2.01(a) of the Credit Agreement is hereby amended by inserting the number “(i)” immediately prior to the heading “The Advances” and inserting the following clause (ii) immediately after the end of such Section:

(ii) Incremental Advances.  Subject to the terms and conditions set forth herein, each Incremental Lender that is an Incremental Lender on the Incremental Advance Effective Date severally agrees to make a single loan in Dollars to the Borrower on the Incremental Advance Effective Date in an amount equal to such Incremental Lender’s Incremental Commitment (each such loan, an “Incremental Advance”).  Amounts borrowed under this Section 2.01(a)(ii) and repaid or prepaid may not be reborrowed.  Incremental Advances may be Base Rate Advances or Eurodollar Rate Advances, as further provided herein.”

(d)   Section 2.04 is hereby amended by inserting the figure “(a)” immediately prior to the first paragraph therein and adding at the end thereof the following new Section 2.04(b):

“(b) Each Incremental Commitment shall be automatically and permanently reduced to zero on the date of the funding of the Incremental Advances”.

(e)   Schedule 2.01(a)(ii) is hereby added to the Credit Agreement in the form of the schedule set forth and attached as Exhibit A to Supplement No. 1.

(f)    A new Section 5.01(m) is hereby added to the Credit Agreement immediately after Section 5.01(l), to read as follows:

“(m)        Real Estate Deliverables.  With respect to any Mortgage in effect as of the Incremental Advance Effective Date, obtain and deliver to the Administrative Agent, no later than 120 days following the Incremental Advance Effective Date (or such later date as the Administrative Agent may agree in its reasonable discretion), the following:

(i) if the Administrative Agent reasonably determines that such amendment is necessary to maintain or protect its Lien or the priority thereof on such Material Real Property, evidence that amendments, supplements or modifications in form reasonably satisfactory to the Administrative Agent (the “Mortgage Amendments”) with respect to each of such existing Mortgages have been duly executed, acknowledged and delivered on or before such date and are in form suitable for filing and recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to maintain or protect such Lien or the priority thereof;

(ii) with respect to the real properties subject to the Mortgage Amendments, fully paid title searches and mortgage modification endorsements in respect of the Mortgage Policies; provided that if, after the use of commercially reasonable efforts, the Loan Parties are unable to obtain any such mortgage modification endorsement at a cost not exceeding $1,000, then the Loan Parties shall not be obligated to obtain such mortgage modification endorsement;

(iii) with respect to each Material Real Property, a standard flood hazard determination form and, if any Material Real Property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”), (i) the Borrower’s written acknowledgment of receipt of written notification from the Administrative Agent as to the fact that such Material Real Property is a Flood Hazard Property and as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (ii) copies of the Borrower’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent as loss payee; and

(iv) evidence that all filing, documentary, stamp, intangible and recording taxes, and fees in respect to such Mortgage Amendments have been paid in connection with the preparation, execution, filing and recordation of the Mortgage Amendments (it being agreed that the Administrative Agent shall cooperate as reasonably requested by the Borrower to minimize such amounts payable by the Borrower, so long as such cooperation is not inconsistent with the foregoing provisions of this clause (m));

provided, that the foregoing shall not be required if (x) any third party consent is necessary in order to deliver such item and such third party consent cannot be obtained after commercially reasonable efforts and (y) a written agreement to sell such Material Real Property has been entered into prior to the expiration of the period provided above; provided further, that in the case of the foregoing clause (y), if such agreement is terminated, then the foregoing shall be obtained and delivered no later than 120 days following such termination (or such later date as the Administrative Agent may agree in its reasonable discretion)).”

SECTION 2.           Incremental Lenders; Incremental Advances.

(a)   Each Person that executes a signature page to this Supplement as an Incremental Lender hereby acknowledges that it is, from and after the Incremental Advance Effective Date, an “Incremental Lender” for all purposes under the Credit Agreement and has all of the rights and obligations of an Incremental Lender under the Credit Agreement as amended hereby.  Each Incremental Lender acknowledges that its Incremental Commitment is as set forth on Schedule 2.01(a)(ii) attached as Exhibit A hereto.

(b)   For purposes of calculating the interest rate applicable thereto on and after the funding thereof on the Incremental Advance Effective Date, (i) on such date the Incremental Advances of each Lender shall be added to (and form part of) the then outstanding Borrowings on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), (ii) to the extent that the Incremental Advances are funded on a date that is not a date on which the then outstanding Borrowings are being Converted, the Incremental Advances comprised of Eurodollar Rate Advances shall be subject to an Interest Period (which may, with the consent of all relevant Lenders, be other than one, two or three months, ending on or about (but not later than) the next Conversion date) and corresponding interest rate determined on the Incremental Advance Effective Date, and (iii) upon the next Conversion date, the Interest Periods and interest rates applicable to the relevant Incremental Advances shall be determined in accordance with the other provisions of the Credit Agreement.

SECTION 3.           Other Amendments.  The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 5, hereby amended as follows:

(a)   The definition of “Secured Cash Management Agreement” is amended by substituting for the figure “$10,000,000” where it appears therein the figure “$25,000,000.”

(b)   The definition of “Secured Hedge Agreement” is amended by substituting for the figure “$10,000,000” where it appears therein the figure “$25,000,000.”

(c)   The definition of “Specified Credit Agreement” is amended by substituting for the figure “$25,000,000” where it appears therein the figure “$40,000,000.”

(d)   Subclause (C) of Section 5.02(b)(viii) is amended by substituting for the figure “$25,000,000” where it appears therein the figure “$40,000,000.”

(e)   Subclause (A) of Section 5.02(g)(xiii) is amended by substituting for the figure “$50,000,000” where it appears therein the figure “$75,000,000.”

SECTION 4.           Conditions to Effectiveness of Sections 1 and 2.  Sections 1 and 2 of this Supplement shall become effective on the date when, and only when, the following conditions shall have been satisfied (such date, the “Incremental Advance Effective Date”):

(a)           The Administrative Agent shall have received a counterpart signature page of (1) this Supplement duly executed by (i) the Borrower, (ii) the Administrative Agent and (iii) each Incremental Lender who is listed as having an Incremental Commitment on Exhibit A to this Supplement or, as to any of the foregoing parties, written evidence reasonably satisfactory to the Administrative Agent that such party has executed this Supplement and (2) the consent attached hereto (the “Consent”) duly executed by each Grantor under the Security Agreement and each Guarantor under the Guaranty.

(b)           The Administrative Agent shall have received a certificate of the Borrower dated as of the Incremental Advance Effective Date signed on behalf of the Borrower by a Responsible Officer of the Borrower, certifying on behalf of the Borrower that: immediately before and immediately after giving effect to such increase, (A) no Default exists or would arise from such increase, and (B) after giving effect to such increase, the Borrower would be in pro forma compliance with the requirements of Section 5.04 of the Credit Agreement.

(c)           The Administrative Agent shall have received a certified copy of the resolutions of the Board of Directors or other governing body, as applicable, of each Loan Party (or duly authorized committee thereof) authorizing this Supplement and the Incremental Advances.

(d)           The Administrative Agent shall have received, for distribution to each Incremental Lender that shall have requested such note at least two Business Days in advance of the Incremental Advance Effective Date, a Note in connection with the Incremental Advances, payable to the order of such Incremental Lender duly executed by the Borrower in substantially the form of Exhibit A to the Credit Agreement, as modified by this Supplement.

(e)           The Borrower shall have paid (or substantially concurrently with the satisfaction of the other conditions set forth herein, on the Incremental Advance Effective Date, shall be paying) all fees set forth in any fee or engagement letters executed by the Borrower and the Arrangers (as defined below) and all reasonable and documented out-of-pocket expenses (including the reasonable and documented fees and expenses of Shearman & Sterling LLP invoiced at least one day prior to the Incremental Advance Effective Date) incurred by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger and joint bookrunner (in such capacity, together with Citigroup Global Markets Inc. and Wells Fargo Securities LLC in their capacities as joint lead arrangers and joint bookrunners, the “Arrangers”), and the Administrative Agent in connection with the preparation, negotiation and execution of this Supplement.

SECTION 5.           Conditions Precedent to Effectiveness of Section 3.  Section 3 of this Supplement shall become effective on the date when, and only when, the Administrative Agent shall have received a counterpart signature page of (1) this Supplement duly executed by

(i) the Borrower, (ii) the Administrative Agent and (iii) the Required Lenders and (2) the Consent duly executed by each Grantor under the Security Agreement and each Guarantor under the Guaranty.

SECTION 6.           Representations and Warranties of the Borrower.  The Borrower represents and warrants as follows:

(a)           The execution, delivery and performance by the Borrower of this Supplement and by each Loan Party of the Consent, and the consummation of each aspect of the transactions contemplated hereby, are within such Loan Party’s constitutive powers, have been duly authorized by all necessary constitutive action, and do not (i) contravene such Loan Party’s constitutive documents, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award applicable to such Loan Party, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, or (iv) except for the Liens created or to be created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries except, in each case referred to in clauses (ii) and (iii), to the extent that such violation conflict, breach or default would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)                   No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any third party is required for (i) the due execution, delivery, recordation, filing or performance by the Borrower of this Supplement or by any Loan Party of the Consent, or for the consummation of each aspect of the transactions contemplated hereby, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (except to the extent such perfection or maintenance is not required under the Credit Agreement, this Supplement or the Collateral Documents) or (iv) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except in each case, for (x) those authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given, waived or made and are in full force and effect, (y) those not required to be obtained on or prior to the date hereof pursuant to the Credit Agreement, this Supplement or the Collateral Documents and (z) those the failure to obtain which would not reasonably be expected to have a Material Adverse Effect.

(c)           This Supplement and the Consent have been duly executed and delivered by each Loan Party party thereto.  This Supplement and the Consent each is the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally or by equitable principles relating to enforceability and the effect of foreign laws, rules and regulations as they relate to Pledged Equity in Foreign Subsidiaries.

SECTION 7.           Reference to and Effect on the Loan Documents.  (a)  On and after the effectiveness of this Supplement, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Supplement.

(b)   The Credit Agreement and each of the other Loan Documents, as specifically amended by this Supplement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Advance Parties under the Loan Documents, in each case as amended by this Supplement.

(c)   The execution, delivery and effectiveness of this Supplement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents

SECTION 8.           Execution in Counterparts.  This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Supplement by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this Supplement.

SECTION 9.           Governing Law.  This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CHEMTURA CORPORATION, as Borrower

By
Name:
Title:

BANK OF AMERICA, N.A.,
as Administrative Agent

By
Name:
Title:

[NAME OF LENDER], as an Incremental Lender

By
Name:
Title:

[NAME OF LENDER], as a Lender

By
Name:
Title:

Exhibit A

Schedule 2.01(a)(ii) - Incremental Commitments

See attached.

CONSENT

Dated as of [                    ], 2012

Reference is made to (a) the Senior Secured Term Facility Credit Agreement dated as of August 27, 2010 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Credit Agreement”; capitalized terms not otherwise defined herein are used herein as therein defined) among Chemtura Corporation, Bank of America, N.A., as administrative agent, the other lenders and agents party thereto and (b) the foregoing Amendment and Supplement to the Credit Agreement (the “Supplement”).  Each of the undersigned, each a Guarantor under the Guaranty and a Grantor under the Security Agreement, hereby consents to the Supplement and affirms its respective guarantees, pledges and grants of security interests, as applicable, under and subject to the terms of the Security Agreement and each of the Collateral Documents to which it is party, and hereby (i) confirms and agrees that notwithstanding the effectiveness of the Supplement, each of the Guaranty and the Security Agreement and each other Collateral Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of the Supplement, each reference in the Guaranty and in the Security Agreement or any other Collateral Document to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by the Supplement, (ii) confirms and agrees that the Guaranty and the Collateral Documents to which such Guarantor or Grantor is a party and all of the Collateral described therein do, and shall continue to, guaranty and secure the complete payment and performance when due of all of the Secured Obligations (in each case, as defined therein) and all Obligations under the Credit Agreement and the other Loan Documents, including but not limited to the Obligations in respect of the Incremental Advances (used hereinafter as defined in the Supplement) and any Notes issued representing such Incremental Advances, and (iii) affirms its grant to the Administrative Agent (in each case under and pursuant to the provisions of the Security Agreement and the other Collateral Documents to which it is a party), for the ratable benefit of the Secured Parties, of a security interest in all of the Collateral (as defined in the Security Agreement) and all other collateral in which a Lien is purported to be granted under the other Collateral Documents to which it is a party, now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, as collateral security for the payment of such Grantor’s Obligations under the Credit Agreement and the other Loan Documents, including such Obligations in respect of the Incremental Advances and any Notes issued representing such Incremental Advances.  This Consent is intended to affirm and acknowledge that the guaranty and the grant contained in the Guaranty and the Security Agreement guaranty and secure (as applicable) the payment of the Obligations in respect of the Incremental Advances and any Notes issued representing such Incremental Advances together with all other Obligations under the Credit Agreement and the other Loan Documents, and nothing herein shall be deemed to supersede, impair or otherwise limit such guaranty and grant contained in the Guaranty and/or the Security Agreement. Notwithstanding anything to the contrary herein, for the avoidance of doubt, no security, guaranties or similar interest shall be granted in the assets of or by any Excluded Subsidiary.  This Consent shall be governed by, and construed in accordance with, the laws of the State of New York.

CHEMTURA CORPORATION

By:
Name:
Title:

[GUARANTORS]

By:
Name:
Title: